Exhibit 99.1

Bojangles’, Inc. – Fiscal Year 2017

First Fiscal Quarter 2017 Results

For Investor Relations Inquiries:

Raphael Gross of ICR

203.682.8253

For Media Inquiries:

Brian Little of Bojangles’ Restaurants, Inc.

704.519.2118

Bojangles’, Inc. Reports Financial Results for its First Fiscal Quarter 2017

Reiterates Annual Guidance for its Fiscal Year 2017

CHARLOTTE, N.C. — (Globe Newswire) — May 2, 2017 — Bojangles’, Inc. (Bojangles’) (NASDAQ: BOJA) today announced financial results for the 13-week first fiscal quarter ended March 26, 2017. Bojangles’ also reiterated its annual guidance for the 53-week fiscal year 2017 ending on December 31, 2017.

Highlights for the First Fiscal Quarter 2017 Compared to the First Fiscal Quarter 2016

•	System-wide comparable restaurant sales decreased 1.7%, while company-operated comparable restaurant sales decreased 3.5% and franchised comparable restaurant sales decreased 0.5%;

•	Total revenues increased 3.0% to $131.5 million from $127.7 million;

•	13 system-wide restaurants were opened – 6 company-operated restaurants and 7 franchised restaurants;

•	Net Income was $7.6 million as compared to $7.8 million in the prior year fiscal quarter;

•	Diluted Net Income per Share was $0.20 as compared to $0.21 in the prior year fiscal quarter;

•	Adjusted Net Income* was $7.6 million as compared to $7.9 million in the prior year fiscal quarter;

•	Adjusted Diluted Net Income per Share* was $0.20 as compared to $0.21 in the prior year fiscal quarter; and

•	Adjusted EBITDA* increased to $19.0 million from $18.9 million in the prior year fiscal quarter.

*	Descriptions of Adjusted Net Income, Adjusted Diluted Net Income per Share, Adjusted EBITDA and other non-GAAP financial measures are provided in “Use and Definition of Non-GAAP Measures,” and reconciliations to GAAP figures are provided in the tables at the end of this release.

“Although challenges persist in our industry, we are executing our strategic plan and staying on course in the current business climate by focusing on what has made Bojangles’® an iconic brand for nearly 40 years — great tasting, freshly-made food, at an exceptional value. We remain confident in our positioning and ability to stay in front of significant trends through innovative product offerings and investments in our people and technology to ensure operational excellence,” said Bojangles’ President and CEO Clifton Rutledge.

“Bojangles’ represents a remarkable growth opportunity, and we intend to leverage our decades of experience and incredible brand equity in a measured and sustainable way. We have development agreements in place for new markets, and many of our existing franchise partners are also planning for continued growth. Although we will also open company-operated restaurants, our long-term goal is for franchising to ultimately lead our expansion efforts,” Mr. Rutledge added.

Bojangles’, Inc. – Fiscal Year 2017

First Fiscal Quarter 2017 Results

“Our ‘Bojangles’ of the Future’ restaurant in Charlotte’s Historic West End is scheduled to open soon and will join our Greenville location which opened earlier this year. The feedback we will gather from these locations will enable us to fine-tune the prototype so that we offer only the highest quality experience to our customers. We also have several remodels underway that include elements of the new design concept. Our excitement for these projects is shared by our franchisees and together we will take Bojangles’ to the next phase of its growth and into an even more incredible future,” Mr. Rutledge concluded.

First Fiscal Quarter 2017 Financial Review

System-wide comparable restaurant sales decreased 1.7%, consisting of a 3.5% decrease in company-operated comparable restaurant sales and a 0.5% decrease in franchised comparable restaurant sales. The comparable restaurant sales decrease at company-operated restaurants was composed of decreases in transactions and mix, partially offset by increases in price.

Total revenues increased 3.0% to $131.5 million in the first fiscal quarter of 2017 from $127.7 million in the prior year fiscal quarter. The increase was primarily due to a net additional 57 system-wide restaurants at March 26, 2017 compared to March 27, 2016, partially offset by comparable restaurant sales declines at our company-operated and franchised restaurants.

Company restaurant revenues increased 2.8% to $124.8 million in the first fiscal quarter of 2017 from $121.4 million in the prior year fiscal quarter. Franchise royalty revenues increased 5.5% to $6.5 million in the first fiscal quarter of 2017 from $6.2 million in the prior year fiscal quarter.

Restaurant contribution, a non-GAAP measure, decreased 5.1% to $20.1 million in the first fiscal quarter of 2017 from $21.1 million in the prior year fiscal quarter. As a percentage of company restaurant revenues, restaurant contribution margin, a non-GAAP measure, decreased to 16.1% in the first fiscal quarter of 2017 from 17.4% in the prior year fiscal quarter.

General and administrative expenses decreased 5.9% to $9.0 million in the first fiscal quarter of 2017 from $9.5 million in the prior year fiscal quarter. The decrease was primarily due to lower incentive compensation expense partially offset by headcount added to support our growing restaurant system.

Net Income decreased 2.9% to $7.6 million in the first fiscal quarter of 2017 compared to $7.8 million in the prior year fiscal quarter. Diluted Net Income per Share decreased 4.8% to $0.20 in the first fiscal quarter of 2017 compared to $0.21 in the prior year fiscal quarter.

Adjusted Net Income, a non-GAAP measure, decreased 3.5% to $7.6 million in the first fiscal quarter of 2017 compared to $7.9 million in the prior year fiscal quarter.

Adjusted EBITDA, a non-GAAP measure, increased 0.8% to $19.0 million in the first fiscal quarter of 2017 from $18.9 million in the prior year fiscal quarter.

Fiscal Year 2017 Guidance

Bojangles’ has reiterated its annual outlook for the 53-week period ending on December 31, 2017:

•	Total revenues of $560.0 million to $569.0 million, which includes the impact of our refranchising of five company-operated restaurants, which took place on April 24, 2017;

•	System-wide comparable restaurant sales of negative low-single digits to flat;

•	The opening of 57 to 62 system-wide restaurants;

•	27 to 28 company-operated restaurants;

•	30 to 34 franchised restaurants;

•	Net increase of 49 to 54 system-wide restaurants;

•	Net increase of 19 to 20 company-operated restaurants, which includes the impact of our refranchising of five company-operated restaurants, which took place on April 24, 2017;

Bojangles’, Inc. – Fiscal Year 2017

First Fiscal Quarter 2017 Results

•	Net increase of 30 to 34 franchised restaurants, which includes the impact of our refranchising of five company-operated restaurants, which took place on April 24, 2017;

•	Restaurant contribution margin of 17.0% to 17.5%;

•	General and administrative expenses of $40.5 million to $41.5 million;

•	Adjusted Diluted Net Income per Share of $0.87 to $0.93; and

•	Adjusted EBITDA of $84.0 million to $89.0 million.

We have not reconciled guidance for Adjusted Diluted Net Income per Share or Adjusted EBITDA to the corresponding GAAP financial measures because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

Conference Call and Webcast Today

Bojangles’ will host a conference call and webcast to discuss the first fiscal quarter 2017 results as well as fiscal year 2017 guidance today at 5:00 p.m. Eastern Time. The conference call dial-in number is 201-493-6725. A telephone replay will be available through Friday, June 2, 2017 and may be accessed by dialing 201-493-6730. The conference ID is 13658656.

The conference call will also be webcast live and later archived on the Investors section of our website at www.bojangles.com.

About Bojangles’, Inc.

Bojangles’, Inc. is a highly differentiated and growing restaurant operator and franchisor dedicated to serving customers high-quality, craveable food made from our Southern recipes. Founded in 1977 in Charlotte, N.C., Bojangles’ serves menu items such as delicious, famous chicken, made-from-scratch buttermilk biscuits, flavorful fixin’s and Legendary Iced Tea®. At March 26, 2017, Bojangles’ had 728 system-wide restaurants, of which 314 were company-operated and 414 were franchised restaurants, primarily located in the Southeastern United States. For more information, visit www.bojangles.com or follow Bojangles’ on Facebook and Twitter.

Note Regarding Comparable Restaurant Sales

Comparable restaurant sales reflects the change in year-over-year sales for the comparable restaurant base (as applicable, system-wide, franchised or company-operated restaurants). A restaurant enters our comparable restaurant base the first full day of the month after being open for 15 months using a mid-month convention. If a company-operated restaurant is temporarily closed for a full calendar week due to items such as a remodel, scrape and rebuild, casualty event, severe weather conditions or any other short-term closure, it is removed from the comparable restaurant sales calculations for such period it is temporarily closed. If a franchised restaurant is temporarily closed for a full calendar week due to items such as a remodel, scrape and rebuild, casualty event, severe weather conditions or any other short-term closure, it is removed from the comparable restaurant sales calculations for the entire month(s) impacted by the temporary closure.

Use and Definition of Non-GAAP Measures

We utilize certain non-GAAP measures when assessing the operational strength and the performance of our business. We believe these non-GAAP measures assist our board of directors, management and investors in comparing our operating performance, on a consistent basis from period to period, by isolating the effects of certain items that vary from period to period without any correlation to core operating performance or that vary significantly among similar companies. Bojangles’ cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, reported GAAP results.

Restaurant contribution is defined as company restaurant revenues less food and supplies costs, restaurant labor costs and operating costs, as identified by the reconciliation table below. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant revenues. Restaurant contribution and restaurant

Bojangles’, Inc. – Fiscal Year 2017

First Fiscal Quarter 2017 Results

contribution margin are supplemental measures of operating performance of our company-operated restaurants and our calculations thereof may not be comparable to those reported by other companies. Restaurant contribution and restaurant contribution margin have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP.

Adjusted Net Income represents company net income before items that we do not consider representative of our ongoing operating performance as identified in the reconciliation table below. Adjusted Diluted Net Income per Share represents company diluted net income per share before items that we do not consider representative of our ongoing operating performance as identified in the reconciliation table below.

EBITDA represents company net income before interest expense (net of interest income), provision for income taxes and depreciation and amortization. Adjusted EBITDA represents company net income before interest expense (net of interest income), provision for income taxes, depreciation and amortization, items that we do not consider representative of our ongoing operating performance and certain non-cash items, as identified in the reconciliation table below.

Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses or charges such as those added back to calculate Adjusted Net Income, Adjusted Diluted Net Income per Share, EBITDA and Adjusted EBITDA.

Forward-Looking Statements

This release contains forward-looking statements. All statements other than statements of historical or current facts included in this release are forward-looking statements. Forward-looking statements discuss our current expectations, projections and guidance relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. Actual results may differ materially from these expectations due to risks relating to, among other risks, our vulnerability to changes in consumer preferences and economic conditions; our ability to open restaurants in new and existing markets and expand our franchise system; our ability to generate comparable restaurant sales growth; financial or other difficulties, which could cause our restaurants and our franchisees’ restaurants to close; our ability to generate increased sales or profits from new menu items, advertising campaigns, changes in discounting strategy, technology initiatives or restaurant designs and remodels; cancellation of or delay in anticipated future restaurant openings; our reliance on, limited degree of control over and potential responsibility for, our franchisees; increases in the cost of chicken, pork, dairy, wheat, corn and other products; our ability to compete successfully with other quick-service and fast-casual restaurants; our vulnerability to conditions in the Southeastern United States; negative publicity, whether or not valid; concerns about food safety and quality and about food-borne illnesses, including adverse public perception due to the occurrence of avian flu, swine flu or other food-borne illnesses, such as salmonella, E. coli, or others; changes in employment and labor laws; labor shortages and increases in labor costs; and our dependence upon frequent and timely deliveries of restaurant food and other supplies. For further details and discussion of these and other risks and uncertainties, see our Annual Report on Form 10-K for the fiscal year ended December 25, 2016, which was filed with the Securities and

Bojangles’, Inc. – Fiscal Year 2017

First Fiscal Quarter 2017 Results

Exchange Commission on March 7, 2017, and which is available at www.sec.gov. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this earnings release. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Bojangles’, Inc. – Fiscal Year 2017

First Fiscal Quarter 2017 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 26, 2017	December 25, 2016
Assets
Current assets:
Cash and cash equivalents	$21,413	13,898
Accounts and vendor receivables, net	5,164	5,421
Accounts receivable, related parties, net	435	386
Inventories, net	3,273	3,326
Other current assets	2,053	3,033

Total current assets	32,338	26,064
Property and equipment, net	54,710	52,275
Goodwill	161,140	161,140
Brand	290,500	290,500
Franchise rights, net	23,969	24,243
Favorable leases, net	900	981
Other noncurrent assets	4,118	4,569

Total assets	$567,675	559,772

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,729	16,818
Accrued expenses	20,816	17,940
Current maturities of long-term debt	2,132	2,132
Current maturities of capital lease obligations	7,533	7,299
Other current liabilities	8,189	4,390

Total current liabilities	50,399	48,579
Long-term debt, less current maturities and deferred debt issuance costs, net	151,616	153,630
Deferred income taxes	111,179	111,312
Capital lease obligations, less current maturities	22,493	22,524
Other noncurrent liabilities	12,962	12,937

Total liabilities	348,649	348,982

Stockholders’ equity:
Preferred stock	—	—
Common stock	366	365
Additional paid-in capital	125,337	124,802
Retained earnings	92,994	85,377
Accumulated other comprehensive income	329	246

Total stockholders’ equity	219,026	210,790

Total liabilities and stockholders’ equity	$567,675	559,772

Bojangles’, Inc. – Fiscal Year 2017

First Fiscal Quarter 2017 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Thirteen Weeks Ended
	March 26, 2017	March 27, 2016
Revenues:
Company restaurant revenues	$124,783	121,413
Franchise royalty revenues	6,513	6,172
Other franchise revenues	200	70

Total revenues	131,496	127,655

Company restaurant operating expenses:
Food and supplies costs	38,684	38,521
Restaurant labor costs	36,347	33,336
Operating costs	29,691	28,413
Depreciation and amortization	3,208	3,083

Total Company restaurant operating expenses	107,930	103,353

Operating income before other operating expenses	23,566	24,302

Other operating expenses:
General and administrative	8,953	9,511
Depreciation and amortization	725	717
Impairment	296	201
Loss (gain) on disposal of property and equipment	22	(199)

Total other operating expenses	9,996	10,230

Operating income	13,570	14,072
Amortization of deferred debt issuance costs	(118)	(146)
Interest income	1	1
Interest expense	(1,667)	(2,024)

Income before income taxes	11,786	11,903
Income taxes	4,169	4,059

Net income	$7,617	7,844

Net income per share:
Basic	$0.21	0.22

Diluted	$0.20	0.21

Weighted average shares used in computing net income per share:
Basic	36,568	36,023

Diluted	38,637	37,435

Bojangles’, Inc. – Fiscal Year 2017

First Fiscal Quarter 2017 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Thirteen Weeks Ended
	March 26,	March 27,
	2017	2016
Cash flows from operating activities:
Net income	$7,617	7,844
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax benefit	(183)	(855)
Depreciation and amortization	3,933	3,800
Amortization of deferred debt issuance costs	118	146
Impairment	296	201
Loss (gain) on disposal of property and equipment	22	(199)
Provision for doubtful accounts	153	63
Benefit for inventory spoilage	(3)	(1)
Benefit for closed stores	—	(1)
Stock-based compensation	374	276
Excess tax benefit from stock-based compensation	—	(449)
Changes in operating assets and liabilities	1,909	1,500

Net cash provided by operating activities	14,236	12,325

Cash flows from investing activities:
Purchases of property and equipment	(3,015)	(839)
Proceeds from disposition of property and equipment	14	9

Net cash used in investing activities	(3,001)	(830)

Cash flows from financing activities:
Principal payments on long-term debt	(2,132)	(3,669)
Stock option exercises	162	271
Excess tax benefit from stock-based compensation	—	449
Principal payments on capital lease obligations	(1,750)	(1,400)

Net cash used in financing activities	(3,720)	(4,349)

Net increase in cash and cash equivalents	7,515	7,146
Cash and cash equivalents balance, beginning of fiscal period	13,898	14,263

Cash and cash equivalents balance, end of fiscal period	$21,413	21,409

Bojangles’, Inc. – Fiscal Year 2017

First Fiscal Quarter 2017 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Reconciliation of Net Income to Adjusted Net Income

(in thousands)

	Thirteen Weeks Ended
	March 26,	March 27,
	2017	2016
Net income	$7,617	7,844

Certain professional and transaction costs (a)	3	33
Payroll taxes associated with stock option exercises (b)	26	20
Distributor transition costs (c)	—	65
Executive separation expenses (d)	5	—
Tax impact of adjustments (e)	(11)	(44)

Total adjustments	23	74

Adjusted Net Income	$7,640	7,918

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Reconciliation of Diluted Net Income Per Share to Adjusted Diluted Net Income Per Share

Thirteen Weeks Ended
	March 26,	March 27,
	2017	2016
Diluted net income per share	$0.20	0.21

Certain professional and transaction costs (a)	—	—
Payroll taxes associated with stock option exercises (b)	—	—
Distributor transition costs (c)	—	—
Executive separation expenses (d)	—	—
Tax impact of adjustments (e)	—	—

Total adjustments	—	—

Adjusted Diluted Net Income per Share	$0.20	0.21

(a)	Includes costs associated with third-party consultants for one-time projects and public offering expenses. We could incur similar expenses in future periods if we commence additional public offerings, financing transactions or other one-time projects.
(b)	Represents payroll taxes associated with stock option exercises related to stock options that were outstanding prior to our initial public offering. We expect to incur similar expenses in future periods when our directors or employees exercise stock options that were outstanding prior to our initial public offering.
(c)	Includes expenses incurred in connection with the transition to our new distributor.
(d)	Represents legal fees associated with a former executive’s departure from the Company. We expect to incur similar severance and legal fees in future periods associated with another former executive’s departure from the Company, including $0.6 million during the thirteen weeks ended June 25, 2017.
(e)	Represents the income tax expense associated with the adjustments in (a) through (d) that are deductible for income tax purposes.

Bojangles’, Inc. – Fiscal Year 2017

First Fiscal Quarter 2017 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands)

	Thirteen Weeks Ended
	March 26,	March 27,
	2017	2016
Net income	$7,617	7,844
Income taxes	4,169	4,059
Interest expense, net	1,666	2,023
Depreciation and amortization (a)	4,051	3,946

EBITDA	17,503	17,872
Non-cash rent (b)	404	378
Stock-based compensation (c)	374	276
Payroll taxes associated with stock option exercises (d)	26	20
Preopening expenses (e)	375	218
Certain professional, transaction and other costs (f)	3	33
Distributor transition costs (g)	—	65
Executive separation expenses (h)	5	—
Impairment and dispositions (i)	332	11

Adjusted EBITDA	$19,022	18,873

(a)	Includes amortization of deferred debt issuance costs.
(b)	Includes deferred rent, which represents the extent to which our rent expense has been above or below our cash rent payments, amortization of favorable (unfavorable) leases and closed store reserves for rent net of cash payments. We expect to continue to incur similar expenses in future periods as we record rent expense in accordance with GAAP, as well as continue to amortize favorable (unfavorable) leases and record closed store reserves.
(c)	Represents non-cash, stock-based compensation. We expect to incur similar expenses in future periods as we record stock-based compensation related to existing grants (and any potential future grants) in accordance with GAAP.
(d)	Represents payroll taxes associated with stock option exercises related to stock options that were outstanding prior to our initial public offering. We expect to incur similar expenses in future periods when our directors or employees exercise stock options that were outstanding prior to our initial public offering.
(e)	Includes expenses directly associated with the opening of company-operated restaurants and incurred prior to the opening of a company-operated restaurant. We expect to continue to incur similar expenses as we open company-operated restaurants.
(f)	Includes costs associated with third-party consultants for one-time projects and public offering expenses. We could incur similar expenses in future periods if we commence additional public offerings, financing transactions or other one-time projects.
(g)	Includes expenses incurred in connection with the transition to our new distributor.
(h)	Represents legal fees associated with a former executive’s departure from the Company. We expect to incur similar severance and legal fees in future periods associated with another former executive’s departure from the Company, including $0.6 million during the thirteen weeks ended June 25, 2017.
(i)	Includes loss (gain) on disposal of property and equipment, impairment and cash proceeds on disposals from disposition of property and equipment. We could continue to record impairment expense in future periods if performance of company-operated restaurants is not sufficient to recover the carrying amount of the related long-lived assets. We may incur future losses (gains) and receive cash proceeds on disposal of property and equipment associated with retirement, replacement or write-off of fixed assets.

Bojangles’, Inc. – Fiscal Year 2017

First Fiscal Quarter 2017 Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Reconciliation of Company Restaurant Revenues to Restaurant Contribution

(in thousands)

	Thirteen Weeks Ended
	March 26, 2017	March 27, 2016
Company restaurant revenues	$124,783	121,413
Food and supplies costs	(38,684)	(38,521)
Restaurant labor costs	(36,347)	(33,336)
Operating costs	(29,691)	(28,413)

Restaurant contribution	$20,061	21,143

Restaurant contribution margin	16.1%	17.4%